Exhibit 99.1

First Guaranty Bancshares, Inc. Announces “At-The-Market” Offering of Common Stock

Hammond, LA – November 20, 2017 – First Guaranty Bancshares, Inc. (NASDAQ: FGBI) (“First Guaranty”), the holding company for  First Guaranty Bank, today announced that it has filed a prospectus supplement under which it may sell up to $25.0 million of its common stock through an “at-the-market” equity offering program.

First Guaranty expects to use the net proceeds of this offering for general corporate purposes, including support for organic growth and financing possible acquisitions of other financial institutions.

The shares will be offered through Sandler O’Neill & Partners, L.P., as sales agent. Sales of common stock, if any, will be made from time to time in negotiated transactions at market prices prevailing at the time of a sale or at negotiated prices, or as otherwise agreed with the sales agent, and, as a result, sale prices may vary.

First Guaranty has filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement to the prospectus contained in its existing shelf registration statement on Form S-3 (File No. 333-221335) for the offering of common stock described in this communication. Sales in the at-the-market program, if any, will be made pursuant to the prospectus and prospectus supplement. “At-the-Market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, include sales made directly on or through the NASDAQ Global Market, or another market for First Guaranty’s common stock, and sales made through a market maker other than on an exchange or otherwise. Before you invest, you should read the prospectus and the prospectus supplement relating to the at-the-market program and other documents First Guaranty has filed with the SEC for more complete information about First Guaranty and the at-the-market program. You may obtain copies of the prospectus supplement and accompanying prospectus relating to the offering without charge by visiting the SEC’s website at www.sec.gov or from Sandler O’Neill & Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attn: Syndicate Operations or by phone at 1-866-805-4128.

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any securities of First Guaranty, which is made only by means of a prospectus supplement and related base prospectus, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About First Guaranty Bancshares, Inc.

First Guaranty Bancshares, Inc. is the holding company for First Guaranty Bank, a Louisiana state-chartered bank. Founded in 1934, First Guaranty Bank provides personalized commercial banking services primarily to Louisiana and Texas customers through 27 banking facilities primarily located throughout Southeast, Southwest and North Louisiana and in North Central Texas. As of September 30, 2017, First Guaranty had consolidated total assets of $1.7 billion, deposits of $1.5 billion and total shareholders’ equity of $142.8 million.  For more information, visit www.fgb.net.

Forward-Looking Statements

Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, as described in our SEC filings, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which First Guaranty operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

First Guaranty wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. First Guaranty wishes to advise readers that the factors listed above could affect First Guaranty’s financial performance and could cause First Guaranty’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. First Guaranty does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.